SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported) September 23, 2010

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.          Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 24, 2010, MTR Gaming Group, Inc. (the “Registrant”) issued a press release announcing that the Registrant repaid the total amount of $10.0 million outstanding under its Credit Agreement with Aladdin Credit Advisors, L.P., as administrative agent, which provides for a $20.0 million senior secured delayed-draw term loan credit facility. In connection with the repayment, the Registrant executed Amendment No. 1 to the Credit Agreement (the “Amendment”) to permit the re-borrowing of the $10.0 million that was re-paid. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Amendment also provides that future borrowings must be made in minimum amounts of $5.0 million with integral multiples of $1.0 million in excess of that amount, and that prepayment premiums will be increased from 1% to 3% of the prepaid principal amount if prepayment occurs before the first anniversary of the Amendment and from 0.5% to 1% of the prepaid principal amount if prepayment occurs before the second anniversary of the Amendment. The Registrant was required to pay a $100,000 prepayment fee in connection with the repayment and a $300,000 amendment fee.

The Amendment did not change the maturity date of March 18, 2013, and borrowings available under the Credit Agreement will be used to finance (i) ongoing working capital and general corporate needs of the Registrant and its subsidiaries and (ii) capital expenditures, including the expansion and construction of a slot gaming facility at the Registrant’s Scioto Downs property in Columbus, Ohio, in the event slot gaming is approved at Ohio’s racetracks.

The foregoing description the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Additionally, the Registrant prepaid approximately $1.5 million of borrowings outstanding under other debt arrangements.  After the pay-downs, the Registrant’s total outstanding debt is $377.8 million, net of discounts.

Item 9.01.                              Financial Statements and Exhibits.

(d)                Exhibits:

Exhibit No.	Description

10.1

Amendment to Credit Agreement, dated September 23, 2010, by and among the Registrant, Mountaineer Park, Inc., Presque Isle Downs, Inc. and Scioto Downs, Inc. (each a wholly-owned subsidiary of the Registrant), Aladdin Credit Advisors, L.P., as administrative agent), and Aladdin Credit Partners I, L.P., Aladdin Credit Intermediate Fund LLC and MC Credit Products DIP SMA, L.P., as lenders.

99.1	Press Release dated September 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/S/ DAVID R. HUGHES
David R. Hughes
Corporate Executive Vice President and Chief Financial Officer
Date:	September 24, 2010